Exhibit 10.109
Immeuble : 121.01
Locataire : 052.02

BAIL COMMERCIAL

ENTRE LES SOUSSIGNES :

Le Cabinet CLÉMENT, S.A.R.L au capital de 200 000,00 F. représenté par Monsieur Yves CLÉMENT, ayant siège social 9 rue de la Trémoille - 75008 PARIS, agissant en qualité d'Administrateur de Biens de l'immeuble sis à ASNIERES (92600) -- 107, Quai du Docteur Dervaux,

pour le compte de l'indivision SCI DERVAUX DUCHESNAY et SCI FlNMMOBI,

Ci-après dénommé << LE BAILLEUR >>

D'UNE PART

et la Société NICKEL S.A. au capital de 180 000 EUR, ayant siège social 111/113, rue Anatole France 92300 LEVALLOIS, inscrite au R.C.S. de NANTERRE B 403 884 109 (1996 BO1841), SIRET 403 884 10900014 - APE 523 A - et représentée par son Président du Conseil d'Administration, Monsieur Philippe DUMONT,

Ci-après dénommé << LE PRENEUR >>

D'AUTRE PART

IL A ETE CONVENU CE OUI SUIT :

Le Bailleur donne par les présentes à bail à loyer, conformément au décret du 30 septembre 1953, au Preneur qui accepte les locaux ci-après désignes :

ARTICLE 1 - DESIGNATION

Dans un immeuble sis à ASNIERES (92600) -107, Quai du Docteur Dervaux, locaux existant au 5ème étage, soit une surface de 160 m2 environ, situés en façade de là rue Duchesnay et particulièrement orientés sur la cour intérieure, le tout desservi par:

- Escalier principal,
- Ascenseurs (2),
- Blocs sanitaires communs au 5ème étage.

Ainsi que lesdits lieux s'entendent, se poursuivent et comportent, étant ici fait observer que toute erreur, soit dans la désignation, soit dans la composition des lieux ci-après énoncés, soit dans l'établissement ou la rédaction des plans, s'il en est annexé aux présentes, ne pourra donner lieu à aucun recours ni réclamation de la part du Preneur, celui-ci déclarant en avoir une parfaite connaissance.

ARTICLE 2 - DUREE

Le présent bail est consenti pour une durée de neuf années entières et consécutives, qui commencera à
courir le ~~16 mars 2001~~ 1er avril 2001 (main écrite)
Pour se terminer le ~~15 mars 2010~~. 31 mars 2010 (main écrite)

CABINET CLÉMENT
Administrateur de Biens
9, rue de Trémoille - 75008 PARIS

Toutefois, conformément à l'article 3-1 du 30 septembre 1953, le Preneur aura la faculté de faire cesser le bail à l'expiration de l'une ou l'autre des deux périodes triennales, en prévenant le Bailleur suivant les usages et fin tout état de cause par lettre recommandée avec accusé de réception au moins six mois avant l'expiration de la période triennale en cours.

ARTICLE 3 - DESTINATION DES LIEUX LOUES

Les lieux présentement loués seront utilises EXCLUSIVEMENT à usage de bureaux

Pour l'activité de : ADMINISTRATION DE L'ENTREPRISE (VENTE DE PRODUITS COSMETIQUES ET DE PARFUMERIE D 'INSTITUTS DE BEAUTE, VENTE ET PRODUITS D'HYGIENE).

La présente location est considérée comme indivisible et ayant le caractère commercial pour le tout.

Le Preneur ne pourra exiger aucune exclusivité ni aucune réciprocité de la part du Bailleur en ce qui concerne les autres locataires ou occupants de l'immeuble.

En outre ; le Bailleur conserve le droit de louer ou d'aliéner à son gré comme bon lui semblera et à qui lui plaira, soit bourgeoisement, soit professionnellement, soit commercialement, soit industriellement, les autres locaux de l'immeuble quels qu'ils soient.

ARTICLE 4 - CHARGES ET CONDITIONS

Le présent bail est consenti et accepté sous les charges, clauses et conditions ordinaires et de droit en pareille matière et plus particulièrement clauses suivantes que la Preneur s'oblige à exécuter et à accomplir, indépendamment de celles pouvant résulter de la loi ou de l'usage, à savoir :

1 - Occupation - Jouissance :

Le Preneur prendra possession des lieux dans l'état où ils se trouveront au moment de l'entrée eu jouissance après travaux réalisés suivant devis joint en annexe, sans pouvoir exiger aucun travail de réparation ou de remise en état, de quelque nature que ce soit et aussi minime soit il de la part du Bailleur.

Si une des parties le demande, il sera dressé, dans les quinze jours de la prise de possession, un état des lieux par l'architecte ou par tout autre mandataire du Bailleur, à la convenance des deux parties et aux frais du Preneur. Cet état demeurera ci-joint et annexé aux présentes.

Le Preneur devra tenir les lieux loués, constamment utilisés, sans jamais cesser de les affecter à la destination sus indiquée et de les tenir garnis de meubles, effets mobiliers et marchandises en quantité et de valeur suffisantes, pour répondre à l'exécution de toute les conditions du bail et du paiement du loyer et de ses accessoires.

Le Preneur devra jouir des lieux en bon administrateur et les rendra à la fin du bail en bon état de réparation. Pendant la durée de la présente location, il ne pourra exiger aucun travail de réparation, transformation ou mise en état. Il ne pourra rien faire qui puisse troubler la tranquillité ou apporter un trouble de jouissance aux autres occupants de l'immeuble et prendra toutes précautions et dispositions pour éviter les bruits, les odeurs et l'introduction d'animaux nuisibles, etc. ... et généralement toutes nuisances.

Il veillera à se conformer strictement aux prescriptions de tous règlements de police, notamment ceux concernant l'hygiène, la salubrité et la sécurité.

En ce qui concerne l'exploitation de son activité dans les locaux, il veillera à se conformer à toutes les dispositions légales et règlements administratifs pouvant s'y rapporter.

Le Bailleur supportera les travaux, tels qu'ils sont définis à l'article 606 du Code Civil.

2 - Transformations et améliorations :

Le Preneur aura à sa charge tous les travaux de transformations, d'améliorations ou de changements de distribution nécessités par l'exercice de son activité, et en particulier ceux préalables à son entrée dans les lieux en matière de cloisonnement.

Ultérieurement, il ne pourra opérer dans les locaux, sans le consentement préalable et écrit du Bailleur, aucune construction, aucune démolition ou percement de murs, cloisons ou ouvertures, ni aucun changement de distribution.

En cas d'autorisation, ces travaux auront lieu sous les conditions suivantes :

- Le Preneur fera son affaire personnelle de toutes les autorisations administratives nécessaires et notamment celles du permis de construire.

- Le Preneur devra faire effectuer lesdits travaux sous la surveillance de l'architecte de l'immeuble ou d'autres techniciens choisis par le Bailleur et dont les honoraires seront à la charge du Preneur.

Tous les travaux annexes qui seraient la suite ou la conséquence de ces transformations, améliorations ou changements de distribution seront également à la charge du Preneur.

Ces travaux qui auront été effectués par le Preneur deviendront à la fin du bail la propriété du Bailleur et ce sans indemnité à moins que ce dernier ne préfère demander le rétablissement des lieux dans l'état primitif aux frais du Preneur, ce qu'il sera toujours en droit d'exiger.

3 - Entretien - Réparations :

Le Preneur devra maintenir en bon état d'entretien et à ses frais l'ensemble des locaux loués, ainsi que, les fermetures et procéder à la peinture de celles-ci aussi souvent qu'il sera nécessaire. Le Preneur supportera toutes les réparations qui deviendraient nécessaires par suite des dégradations résultant de son fait, de celui de son personnel ou de sa clientèle.

Il devra faire entretenir et remplacer, au besoin, par les entrepreneurs du Bailleur et sous son entière responsabilité, toutes les installations à son usage personnel et notamment les tuyaux, appareils, robinets d'eau et de gaz, les fils, canalisations et appareils électriques, les appareils de climatisation et d'éclairage, les sièges, cuvettes, accessoires de chasses des water-closets, éviers, lavabos, siphons, stores, jalousies, crémones, fermetures de portes, serrures, glaces, vitres parquets, carrelages, revêtements de sol, boiseries pour autant qu'il en existe dans les lieux loués.

Il sera responsable des accidents causés par et à ces objets. Il prendra toutes précautions utiles contre le gel.

Dans tous les cas, il restera responsable des conséquences qui pourraient résulter de l'exécution ou de l'inexécution à bonne date de tous travaux lui incombant.

4 - Réparations et travaux dans l'immeuble et dans les locaux loués :

Le Preneur souffrira quelques gênes qu'elles lui causent, les réparations, reconstructions, surélévations et travaux quelconques qui seront exécutés dans l'immeuble, sans pouvoir demander aucune indemnité ni diminution de loyer qu'elle qu'en soit l'importance en la durée et par dérogation à l'article 1724 du Code Civil, alors même que cette dernière excéderait quarante jours.

Le Preneur devra aviser immédiatement le Bailleur, avec confirmation écrite, de toutes réparations à la charge de ce dernier dont il serait à même de constater la nécessité sous peine d'être tenu responsable de toute aggravation résultant de son silence ou de son retard.

Le Preneur devra déposer, à ses frais et sans délai, tous coffrages et décorations ainsi que toutes installations qu'il aurait faites et dont l'enlèvement serait utile pour la recherche et la réparation de fuites de toute nature, de fissures dans les conduits de fumée ou de ventilation, notamment après incendie ou infiltrations et, en général, pour l'exécution du ravalement, tous agencements, enseignes et autres dont l'enlèvement sera utile pour l'exécution de ces travaux.

Le Preneur devra supporter également le trouble de jouissance pouvant résulter de tous travaux intéressant les parties communes, rendus nécessaires pour leur amélioration et pour l'aménagement des parties privatives de l'immeuble ainsi que ceux qui seraient effectués sur la voie publique ou par les voisins, quelque gêne qui puisse en résulter pour lui.

5 - Assurances

Le Preneur devra faire assurer et tenir constamment assurés contre l'incendie, l'explosion, le dégât des eaux et tous autres risques pendant le cours du bail auprès d'une compagnie solvable, ses mobiliers, matériels et marchandises, et en justifier lors de la signature du bail.

En outre, il s'assurera contre les risques locatifs et le recours des voisins. Il devra justifier de ces assurances et de l'acquit des primes à toute réquisition du Bailleur.

Il devra informer immédiatement le Bailleur de tout sinistre ou dégradation s'étant produit dans les lieux loués, quand bien même il n'en résulterait aucun dégât apparent et sous peine d'être tenu personnellement de lui rembourser le montant du préjudice direct ou indirect résultant pour lui de ce sinistre et d'être notamment responsable vis-à-vis de lui du défaut de déclaration en temps utile dudit sinistre à sa compagnie d'assurances.

Il supportera on remboursera toutes les primes et surprimes qui seraient réclamées de son fait au Bailleur.

De convention expresse, toutes indemnités dues au Preneur par toutes compagnies d'assurances en matière de sinistre locatif, et pour quelque cause que ce soit seront affectées au privilège du Bailleur. Les présentes valant, en tant que de besoin, transport à concurrence des sommes qui pourront être dues.

6 - Impôts, taxes et charges

Le Preneur s'acquittera exactement de tous impôts ou taxes incombant généralement aux locataires ou découlant de l'exploitation des lieux loués de manière que le Bailleur ne puisse jamais être inquiété ni recherché à ce sujet et devra notamment satisfaire a ses contributions mobilières et personnelles, taxe professionnelle, taxes de voirie, taxe de bureaux et tous autres impôts et taxes dont le Bailleur serait responsable à un titre quelconque, y compris l'impôt foncier.

Il devra justifier au Bailleur de leur acquit à toute réquisition et notamment à l'expiration du bail avant tout enlèvement des objets mobiliers.

Il sera également tenu de tous impôts nouveaux qui pourraient être créés expressément à charge des locataires et qui pourraient grever les lieux loués.

Il remboursera au Bailleur les taxes locatives et les différentes prestations et fournitures, les frais d'entretien des parties communes de l'immeuble, ainsi que tes frais du chauffage et d'ascenseur, de climatisation et les frais de gardiennage de l'immeuble, pour autant qu'il en existe, et pour ce qui le concerne.

Il remboursera également au Bailleur les différentes prestations et fournitures des parties privatives dont il a la jouissance : chauffage, consommation d'eau chaude et d'eau froide et les frais de climatisation des lieux loués, pour autant qu'ils existent, ainsi que les frais pour toutes autres fournitures individuelles faites au Preneur.

La répartition des charges se fera en harmonie avec la répartition prévue dans l'immeuble par le Cabinet DUMAS, Géomètre, en date de Juillet 2000 ; ces charges prévisionnelles ont été estimées à 75.000 Francs par an.

Le remboursement dont il a été parlé ci-dessus sera effectua comme suit :

- versement en quatre acomptes trimestriels provisionnels correspondant chacun à un quart du montant annuel prévu et qui sera versé en même temps que le loyer, soit : 18 750 Francs.

- le solde sera établi annuellement. Le versement du complément éventuel sera effectué par le Preneur dans les dix jours de la présentation du compte.

Si le compte fait apparaître un reliquat sur le total des acomptes précédemment versés, celui-ci sera imputé sur l'acompte trimestriel suivant

7 - Dispositions diverses :

La signalétique du locataire dans l'immeuble sera mise en place par le bailleur aux frais du locataire et suivant les standards de l'immeuble.

En aucun cas, le Bailleur ne pourra être tenu pour responsable de l'état et du fonctionnement de ces installations si une compagnie concessionnaire exige des modifications ou des travaux quelconques à ce sujet. Le Preneur devra les faire exécuter lui-même et à son compte.

Le Preneur ne pourra faire aucune réclamation pour les irrégularités, interruptions dans le service de distribution des eaux, du gaz, de l'électricité, de l'air comprimé, du réseau téléphonique et tous autres services pouvant exister ou être installés dans l'immeuble provenant, soit du fait de l'administration qui en dispose, soit du fait de travaux ou de réparations, ou de toutes autres causes.

Au cas où le Bailleur aurait à payer des sommes quelconques du fait du Preneur, celui-ci serait tenu de les lui rembourser sans délai.

Le Preneur fera également son affaire personnelle sans recours contra le Bailleur, de tous dégâts causés aux lieux loués en cas de troubles, émeutes, grèves, guerre civile, ainsi que des troubles de jouissance pouvant en résulter.

Si les locaux loués viennent à être détruits en totalité par un événement indépendant de la volonté du Bailleur, le présent bail sera résilié de plein droit, sans indemnité.

En cas de destruction partielle, le présent bail pourra être résilié sans indemnité à la demande de l'une ou l'autre des parties et ce par dérogation aux dispositions de l'article 1722 du Code Civil, mais sans préjudice pour le Bailleur de ses droits éventuels contre le Preneur si la destruction peut être imputée à ce dernier.

Il est interdit au Preneur :

- d'embarrasser ou d'occuper même temporairement les parties d'immeuble non comprises dans la présente location ;

- aucun objet aux fenêtres, portes, murs extérieurs ou dans les parties communes : enseignes, panneaux publicitaires ou tout autre objet qui, d'une manière générale, intéresse tant la sécurité des occupants ou des tiers que l'aspect intérieur ou extérieur de l'immeuble ;

- de faire usage d'appareils à combustion lente ou produisant des gaz nocifs.

- de faire supporter au plancher une charge supérieure à leur résistance normale.

Le Bailleur ne pourra en aucun cas et à aucun titre être tenu pour responsable des vols, actes délictueux ou criminels dont le Preneur pourrait être victime dans les lieux loués. Celui-ci devra faire son affaire personnelle d'assurer comme il le jugera convenable la garde et la surveillance des lieux a lui loués.

Au cas où le présent bail viendrait à être l'objet d'une inscription de privilège, le Bailleur devra aussitôt en être avisé par acte extrajudiciaire par le Preneur et au plus tard dans le délai de quinze jours de ladite inscription.

En cas d'absence prolongée, le Preneur devra laisser les clés de ses locaux à toute autre personne résidant effectivement à Paris dont l'adresse devra être portée à la connaissance du Bailleur et du Gérant de l'immeuble et qui sera autorisée à pénétrer dans les locaux durant cette absence, pour parer aux cas urgents ou s'il s'avère indispensable de pénétrer dans les locaux pour éteindre un incendie ou supprimer les causes d'une inondation, etc.

Au cas où ni le Preneur, ni la personne désignée par lui ne pourraient être utilement touchés, le Bailleur ou son Gérant sont formellement autorisés, s'ils le jugent conforme à l'intérêt des contractants, à faire ouvrir la porte par un serrurier sans autre formalité que d'en aviser le Preneur dans les plus brefs délais.

Il est expressément précisé qu'en aucun cas le Bailleur ne pourra être tenu responsable des vols ou des actes délictueux ou criminels commis dans les lieux loués et qui pourraient être la conséquence de la remise des clés à une tierce personne.

En cas de décès du Preneur, si celui-ci se trouve être par suite de cession une personne physique, il y aura solidarité et indivisibilité entre ses héritiers ou ses représentants, tant pour le paiement des loyers, charges et accessoires, que pour l'exécution des conditions du présent bail fit sans qu'ils puissent invoquer le bénéfice de discussion.

8 - Agrément :

Le Preneur fera son affaire personnelle de l'obtention s'il a lieu de toutes les autorisations administratives nécessaires prévues par le décret du 24 octobre 1967 les articles R 510-1 et suivants du Code de l'Urbanisme et tous textes subséquents.

En aucun cas le Bailleur ne pourra être tenu responsable du refus, de la suppression ou de la modification de l'agrément.

En particulier, le présent bail ne sera pas résilié et continuera à produire tous ses effets notamment en ce qui concerne le paiement des loyers, charges, impôts et taxes y afférents.

ARTICLE 5 - CESSION, SOUS-LOCATION

La sous-location totale ou partielle est formellement interdite, sauf autorisation expresse préalable et par écrit du Bailleur lui-même qui, en cas de refus, n'aura aucun motif à invoquer.

En cas d'autorisation, le Bailleur devra être appelé à concourir à l'acte dont un exemplaire lui sera remis sans frais.

Le preneur restera solidaire de son sous-locataire pour la bonne exécution de toutes les clauses du présent bail, de manière à ce que le Bailleur n'ait jamais aucun rapport avec le sous-locataire.

Le Preneur ne pourra céder son droit au présent bail si ce n'est en totalité à son successeur dans son fonds de commerce. Dans ce cas, il devra être procédé à la cession du bail par-devant notaire et en présence du Bailleur dûment appelé et non à une simple réitération de la cession du bail.

Une grosse de l'acte de cession sera délivrée au Bailleur sans frais pour lui servir de titre exécutoire à l'égard du cessionnaire.

Aucune cession ne pourra intervenir s'il reste dû des sommes au Bailleur, loyers, charges, etc.

Le Preneur demeurera garant conjointement et solidairement avec son cessionnaire du paiement des loyers et de leurs accessoires, échus ou à échoir et de l'exécution des conditions du présent bail.

ARTICLE 6 - VISITE DES LIEUX

Le Preneur devra laisser le Bailleur, ses représentants ou son architecte et tous entrepreneurs et ouvriers, pénétrer dans les lieux loués pour visiter, réparer et entretenir l'immeuble.

Dans les six mois qui précéderont l'expiration du bail ou de l'une ou de l'autre des deux périodes triennales, le Preneur devra laisser visiter les lieux loués tous les jours non fériés de 9 heures à 12 heures et de 14 heures à 17 heures, par toutes personnes munies de l'autorisation du Bailleur.

Il devra, pendant ce même temps, laisser le Bailleur apposer un écriteau ou une enseigne pour indiquer que les locaux sont à louer. Le même droit de visite et d'affichage existera en tout temps en cas de mise en vente des locaux loués.

ARTICLE 7 - REMISE DES CLES

Le Preneur rendra les clés des locaux le jour où finira son bail ou le jour du déménagement si celui-ci le précédait nonobstant tout prétendu délai de faveur, d'usage ou de tolérance.

La remise des clés ou leur acceptation par le propriétaire ne portera aucune atteinte à son droit de répéter contre le locataire le coût des réparations de toute nature dont le locataire est tenu suivant la loi et les clauses et conditions du présent bail.

ARTICLE 8 - TOLERANCES

Il est formellement convenu que toutes les tolérances de la part du Bailleur relatives aux clauses et conditions sus-énoncées, quelles qu'en aient pu être la fréquence et la durée, ne pourront jamais et dans aucun cas être considérées comme apportant une modification ou une suppression de ces clauses et conditions ni génératrices d'un droit quelconque, à moins du consentement express et écrit du Bailleur. Celui-ci pourra toujours y mettre fin.

ARTICLE 9 - LOYER

Option T.V.A. :

Le Bailleur déclare avoir opté pour l'imposition des loyers à la taxe sur la valeur ajoutée (TVA). En conséquence, le loyer s'entend TVA en sus.

Loyer annuel :

Le présent bail est consenti et accepté moyennant un loyer annuel en principal 288.000 Francs, payable trimestriellement et d'avance, TVA et charges en sus.

Modalités de paiement :

Le Bailleur adressera au Preneur, quinze jours avant chaque terme de loyer, un avis d'échéance. Le Preneur devra régler chaque loyer de telle manière que celui-ci soit disponible au plus tard le jour même de son échéance au compte bancaire.

Révision conventionnelle du loyer :

Les parties conviennent expressément que le loyer ci-dessus sera indexé sur l'indice national trimestriel du coût de la construction publié par l'INSEE (série France entière base 1 00 au 4ème trimestre 1953).

Le loyer sera révisé tous les ans au 1re avril, et ceci pour la première fois le 16 mars 2002 en fonction de l'évolution du dit indice, l'indice de base étant celui du 3ème trimestre 2000 (soit 1093) et l'indice de révision celui du 3ème trimestre de l'année civile précédant le jour dû la révision.

Pour les révisions ultérieures, seront comparés l'indice retenu pour la réévaluation précédente et l'indice correspondant, normalement publié au jour de la révision.

Si, pour une raison quelconque, cet indice devenait inapplicable, il serait remplacé par un indice équivalent fixé par la loi et à défaut choisi soit à l'amiable, soit par arbitrage.

Cette clause constitue un motif déterminant du présent contrat sans laquelle le Bailleur n'aurait pas contracté, ce qui est expressément accepté par le Preneur.

ARTICLE 10 - INDEMNITE DE RETARD

Il est expressément convenu qu'à défaut de paiement du loyer et de ses accessoires notamment des charges locatives, aux dates convenues, celui-ci portera intérêts de plein droit au taux légal à compter de l'échéance du terme, et ce, à titre d'intérêts moratoires, la présente clause ne pourra en aucun cas constituer un terme, ni faire obstacle à la clause résolutoire ci-après énoncée.

ARTICLE 11 - DEPOT DE GARANTIE

Pour garantir l'exécution du présent bail, le Preneur a versé à l'instant même la somme de 133.200 F. correspondant à trois mois de loyer en principal au Bailleur qui le reconnaît, en garantie du paiement du loyer, de la bonne exécution des clauses et conditions du présent bail, des réparations et des sommes dues par le Preneur dont le Bailleur pourrait être rendu responsable.

En cas de modification du loyer, il sera diminué ou majoré de manière à toujours correspondre à un trimestre de loyer en principal.

ARTICLE 12 - CONDITIONS PARTICULIERES

Le présent bail est établi sous les deux conditions expresses et suspensives suivantes :

a) Une garantie bancaire à première demande sera constituée au plus tard le 31 Mars 2001, à hauteur de 150.000 F, indexée a due proportion de la révision annuelle du loyer ; cette garantie bancaire à première demande sera constituée sur toute la durée du bail et de non renouvellement.

b) Le règlement des loyers s'effectuera impérativement à compter du 1er avril 2001, par virement bancaire, suivant RIB joints du locataire et du mandataire.

ARTICLE 13 - CLAUSE RESOLUTOIRE

Il est expressément convenu qu'à défaut de paiement d'un seul terme de loyer et de ses accessoires à son échéance, ou à défaut d'exécution de l'une quelconque des conditions du bail, notamment celles prévues par l'article 5, un mois après simple commandement de payer ou sommation d'exécution notifié au Preneur et resté sans effet, le présent bail sera résilié de plein droit si bon semble au Bailleur sans qu'il soit besoin de faire prononcer cette résiliation en justice.

Dans le cas où le Preneur se refuserait à évacuer les lieux, son expulsion pourrait avoir lieu sans délai, sur simple ordonnance de référé rendu par M. le Président du Tribunal de Grande Instance compétent et exécutoire par provision nonobstant appel.

Dans ce cas, le Bailleur conservera le droit au paiement des loyers courus et au remboursement de tontes sommes mises à la charge du Preneur.

ARTICLE 14 - HONORAIRES

L'établissement du présent acte a donné lieu préalablement à sa régularisation par les parties à des honoraires de rédaction de 4.000 Francs HT imputables au Preneur qui s'y oblige.

ARTICLE 15 - ELECTION DE DOMICILE

Pour l'exécution des présentes et de leur suite y compris la signification de tous actes, le Preneur fait élection de domicile dans les locaux loués, le Bailleur à son siège social.

Fait à PARIS, en trois exemplaires,
le........14/03....................2001

Le Bailleur                                                                                                         Le Preneur
CABINET CLÉMENT
Administrateur de Biens
9, rue de Trémoille - 75008 PARIS